Exhibit 99.1

PRESS RELEASE
Editorial Contact:	For Release:
Peter Schuman	IMMEDIATE
(408) 764-4174	December 20X, 2006
No. 106X

Coherent, Inc. Receives Anticipated Letter from NASDAQ

Coherent, Inc. (Santa Clara, CA) (NASDAQ:COHR) today announced that, as anticipated, on December 19, 2006, it received a Nasdaq Staff Determination letter indicating that the Company is not currently in compliance with Nasdaq’s listing requirements as set forth in Marketplace Rule 4310(c)(14) due to the delayed filing of the Company’s Form 10-K for the fiscal year ended September 30, 2006. The Company will initiate the appeal process by requesting a hearing before the Nasdaq Listing Qualifications Panel in response to the letter. Pending a decision by the panel, Coherent shares will remain listed on the Nasdaq Stock Market.

Founded in 1966, Coherent, Inc. is a Standard & Poor’s SmallCap 600 company and a world leader in providing photonics-based solutions to the commercial and scientific research markets.

Please direct any questions to Peter Schuman, Director, Investor Relations at 408-764-4174. For more information about Coherent, visit the Company’s Web site at http://www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California  95056–0980 . Telephone (408) 764-4000